UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2020

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 632-5600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.

LendingClub Corporation (“LendingClub,” “we,” and “our”) regularly monitors the macroeconomic environment in order to ensure balance on our marketplace platform. To that end, we are closely monitoring the impact of the novel coronavirus situation on our borrowers, investors and business.

As of the filing of this Current Report on Form 8-K, we have not observed changes in application trends, deterioration in loan performance or significant shifts in investor demand. With that said, and as responsible stewards of investor capital, we are taking immediate, proactive and temporary action in the interests of our platform investors while we assess the long-term impacts of the current situation on our members, our business and the economy. Our actions include the following:

1.
Enhancing the resiliency of the portfolio. We are immediately taking measures that aim to protect platform investor returns with a combination of 3 actions: 1) reducing approval rates for certain higher-risk borrower populations; 2) increasing income and employment verification requirements; and 3) adjusting our marketing mix, focusing on channels where we have the most flexibility to control volume and credit quality.

2.
Utilizing our investments in operations and preparedness. We have significantly invested in preparedness over the past several years and now are utilizing a variety of tools at our disposal including: payment options for borrowers who need help; robust collections and servicing infrastructure across multiple locations and with work-from-home capabilities; and activating recession readiness playbooks.

3.
Vigilantly monitor performance. As of the filing of this Current Report on Form 8-K, we have not observed changes in application trends or deterioration in loan performance. But in order to protect our marketplace platform for both borrowers and investors, we are monitoring the situation closely. Given the current environment, we are ramping up our efforts even further, with enhanced monitoring of both macroeconomic (consumer data, financial data, etc.) and LendingClub-specific factors (loan performance, application quality, payment plan subscription rates and more).

As we and the world learn more about the effects of coronavirus, we will adjust as necessary, and use these same agile tools to re-accelerate when the time is right. We have a demonstrated history of success in scaling origination volumes up and down due to changes in market conditions, and will leverage that experience to navigate the current environment.

In addition, LendingClub expects to publish a blog post on March 16, 2020, entitled “Investor Update: Our Proactive Approach to Novel Coronavirus Preparedness” (the “Blog Post”). A copy of the Blog Post is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Safe Harbor Statement
Some of the statements above, including statements regarding our ability to effectuate and the effectiveness of changes in strategy, loan performance, platform returns, borrower and investor demand, our ability to successfully navigate the current economic climate, the performance of the company and the impact of the coronavirus are "forward-looking statements." The words "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "predict," "project," "will," "would" and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include the impact of global economic, political, market, health and social events or conditions, including the impact of the coronavirus, and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as our subsequent reports on Form 10-Q and 10-K each as filed with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this Current Report on Form 8-K is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Blog Post dated March 16, 2020
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	March 16, 2020	By:	/s/ Brandon Pace
Brandon Pace
Secretary and General Counsel
(duly authorized officer)